Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Nuveen Long/Short Commodity Total Return Fund of our report dated July 18, 2012 relating to the financial statements of Nuveen Long/Short Commodity Total Return Fund, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

September 12, 2012